Exhibit 16.1

MILLER AND McCOLLOM CERTIFIED PUBLIC ACCOUNTANTS 4350 Wadsworth Blvd., Suite 300 Wheat Ridge, CO 80033	TELEPHONE (303) 424-2020 FACSIMILE (720) 294-9753

September 20, 2007

United States
Securities and Exchange Commission
Washington, D.C. 20549

RE: Pure Bioscience

Dear Sirs:

At the request of Pure Bioscience, we have reviewed Item 4.01. Changes in or Disagreements with Certifying Accountants on Accounting and Financial Disclosures of their Form 8-K dated September 20, 2007.

We concur with the representations made in the first and second paragraphs therein but do not have any basis for agreeing or disagreeing with paragraphs three or four.

Sincerely,

/s/ MILLER AND McCOLLOM
      Miller and McCollom